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                                  EXHIBIT 11

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)


                                   For the Three months ended September 30,
                                            1999             1998


                                   Basic     Diluted     Basic    Diluted

Weighted average shares
outstanding:
  Common stock                    56,789      56,789     55,438    55,438
  Shares available under
     options                          -        3,614         -      3,317
  Shares related to
     deferred compensation            -           -          -         59
  Issuable upon conversion
     of debentures                    -           47         -         47

Weighted average common
  and common equivalent
  shares outstanding              56,789      60,450     55,438    58,861

Net earnings                     $28,324     $28,324    $21,844   $21,844
Interest expense, net,
  on debentures                       -            4         -          5

Net earnings applicable
  to common stock                $28,324     $28,328    $21,844   $21,849

Per share                        $  0.50     $  0.47    $  0.39   $  0.37


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                  STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share amounts)


                                    For the Six months ended September 30,
                                       1999                 1998


                                  Basic   Diluted        Basic    Diluted

Weighted average shares
outstanding:
  Common stock                   56,104    56,104       55,287    55,287
  Shares available under
     options                         -      3,574           -      3,506
  Shares related to
     deferred compensation           -        514           -         36
  Issuable upon conversion
     of debentures                   -         47           -         47

Weighted average common
  and common equivalent
  shares outstanding             56,104    60,239       55,287    58,876

Net earnings                    $61,142   $61,142      $46,208   $46,208
Adjustment related to
  deferred compensation              -       (638)          -         -
Interest expense, net,
  on debentures                      -          9           -          9

Net earnings applicable
  to common stock               $61,142   $60,513      $46,208   $46,217

Per share                       $  1.09   $  1.00      $  0.84   $  0.78